                                                                                                                            Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (and the related prospectus) on Form S-3 of Norfolk Southern Corporation of our report dated January 27, 2004, with respect to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern Corporation.  Our report refers to the adoption by the Company of Financial Accounting Standards Board Statement No. 143, "Accounting for Asset Retirement Obligations," and Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," effective January 1, 2003.

We also consent to the reference to our firm under the heading "Experts" in the registration statement (and the related prospectus).

/s/ KPMG LLP
Norfolk, Virginia
September 28, 2004